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                                 Exhibit 10.2
                                 ------------


                                 AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is entered into as of April 9, 1999, by and between U.S.WATS, INC., ("Borrower") and CENTURY BUSINESS CREDIT CORPORATION ("Lender").

                                  BACKGROUND

     Borrower and Lender are parties to a Loan and Security Agreement dated as of May 11, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

     Borrower has requested that Lender extend the Term of the Loan Agreement and amend certain other provisions of the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall
        -----------
have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions
        ---------------------------
precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

          (a) Paragraph 1(a) is amended as follows:

                 (i) the following defined terms are added in the appropriate alphabetical order:

                 "Amendment" means the Amendment to Loan and Security Agreement
                  ---------
                 dated as of April 9, 1999 between Borrower and Lender.

                 "Eligible Unbilled Receivables" means those Receivables arising
                  -----------------------------
                 from telecommunication services rendered to customers which would be Eligible Receivables except for the fact that they have not yet been processed and formatted for billing.

                 "Interest Rate Margin" means (a) for the period commencing on
                  --------------------
                 the Closing Date and ending on May 11, 1999, three and three-quarters percent (3.75%) with respect to all Loans; and (b) for the period commencing on May 12, 1999 and at all times thereafter, (i) three percent (3.00%) with respect to all Revolving Credit Advances made with respect to Eligible Unbilled

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                 Receivables and (ii) two and three-quarters percent (2.75%)
                 with respect to all other Loans.

                 "Termination Date" means May 10, 2002.
                  ----------------

                 "Unbilled Receivables Advance Period" means one period of seven
                  -----------------------------------
                 (7) consecutive business days during each calendar month occurring prior to December 31, 1999.

                 "Unbilled Receivables Availability" means the amount of
                  ---------------------------------
                 Revolving Credit Advances against Eligible Unbilled Receivables Lender may from time to time during the Unbilled Receivables Advance Period of this Agreement make available to Borrower up to twenty five percent (25%) of the net face amount of Borrower's Eligible Unbilled Receivables.

                 (ii) the following defined terms are amended in their entirety to provide as follows:

                 "Contract Rate" means an interest rate per annum equal to the
                  -------------
                 greater of (a) ten percent (10%) or (b) the Prime Rate plus the applicable Interest Rate Margin.

                 "Guarantor" means individually Carriers Group, Inc., USWC and
                  ---------
                 any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such persons.
                  ----------

                 "Guaranty Agreements" means the Guaranty Agreement executed by
                  -------------------
                 USWC in favor of Lender, the Guaranty Agreement executed by Carriers Group, Inc. in favor of Lender and any other Guaranty Agreements executed by any other Guarantor in favor of Lender, each as may be amended, modified, supplemented or restated from time to time.

                 "Guaranty Security Agreement" means collectively the Guarantor
                  ---------------------------
                 Security Agreement executed by USWC in favor of Lender and the Security Agreement executed by Carriers Group, Inc. in favor of Lender.

                 "Prime Rate" means the prime commercial lending rate of Wells
                  ----------
                 Fargo & Co. as publicly announced in San Francisco, California to be in effect from time to time as its "prime" or "base" rate of interest and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers. Such rate shall be increased or decreased as the case may be for each increase or decrease in said rate in an amount equal to such increase or decrease in said rate; each change to be effective as of the day of the change in such rate.

                 "Senior Management" shall mean David Hurwitz or any other
                  -----------------
                 individual who is currently involved in the management of Borrower.

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     (b)  Paragraph 2(a) is amended in its entirety to provide as follows:

            "2.   Revolving Credit Advances.
                  -------------------------

            (a) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Lender may, in its sole discretion, make revolving credit advances (the "Revolving Credit Advances") to Borrower from time to time during the term of this Agreement which, in the aggregate at any time outstanding, will not exceed the lesser of (x) the Maximum Revolving Amount or (y) an amount equal to the sum of:

            (i)   Receivables Availability, plus
                                            ----

            (ii)  during the Unbilled Receivables Advance Period, the lesser of
            (A) $750,000 and (B) Unbilled Receivables Availability, minus
                                                                    -----

            (iii) such reserves as Lender may reasonably deem proper and necessary from time to time.

            The amount derived from the paragraph 2(a)(y) (i) plus (ii) minus
            (iii) shall be referred to as the "Formula Amount"."

     (c) Paragraph 3 is amended by adding the following language at the end thereof:

            "Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds."

     (d) A new paragraph 5(b)(vii) is added after the end of paragraph 5(b)(vi) and provides as follows:

            "(vii)  Extension Fee.  Borrower shall pay Lender a fee in an amount
                    -------------
            equal to one-half of one percent (0.50%) of the Maximum Revolving Amount, which fee shall be deemed fully earned upon the execution of the Amendment by Borrower and Lender and shall be payable in equal monthly installments equal to 1/36/th/ of the Maximum Revolving Amount commencing on May 11, 1999 and on the first day of each month thereafter until paid in full or upon earlier termination of this Agreement."

     (e)  Paragraph 9 is amended in its entirety to provide as follows:

            "9.     Collection and Maintenance of Collateral and Records. Lender
                    ----------------------------------------------------
            may at any time verify Borrower's Receivables utilizing an audit control company or any other agent of Lender. Lender or Lender's designee may notify customers or account debtors, at any time at Lender's sole discretion, of Lender's security interest in Receivables, collect them directly and charge the collection costs and expenses to Borrower's account, but, unless and until Lender does so or gives Borrower other instructions, Borrower shall collect all Receivables for Lender, receive all payments thereon for Lender's

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            benefit in trust as Lender's trustee and immediately deliver them to
            Lender in their original form with all necessary endorsements or, as directed by Lender, deposit such payments as directed by Lender pursuant to paragraphs 22 or 23 hereof. For purposes of determining the balance of the Loans outstanding, Lender will credit
            (conditional upon final collection) all such payments to Borrower's account upon receipt by Lender of good funds in dollars of the United States of America in Lender's account, provided, however, for purposes of computing interest on the Obligations, Lender will credit (conditional upon final collection) all such payments to Borrower's account in the case of a payment in the form of federal funds or other immediately available funds two (2) business days after receipt by Lender of such funds in dollars of the United
            States of America in Lender's account and in the case of payments in any other form five (5) business days after receipt by Lender of good funds in dollars of the United States of America in Lender's account. Any amount received by Lender after 12:00 noon New York time on any business day shall be deemed received on the next business day. Promptly after the creation of any Receivables, Borrower shall provide Lender with schedules describing all Receivables created or acquired by Borrower and shall execute and deliver confirmatory written assignments of such Receivables to Lender, but Borrower's failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit Lender's security interest or other rights in and to the Receivables. Borrower shall furnish, at Lender's request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as Lender may require. Borrower shall also provide Lender on a monthly (within ten (10) days after the end of each month) or more frequent basis, as requested by Lender, a detailed or aged trial balance of all of Borrower's existing Receivables specifying the names and balances due for each account debtor and such other information pertaining to the Receivables as Lender may request. Borrower shall provide Lender on a monthly (within ten (10) days after the end of each month), or more frequent basis, as requested by Lender, a summary report of Borrower's current Inventory, certified as true and accurate by Borrower's President or Chief Financial Officer, as well as an aged trial balance of Borrower's existing accounts payable. Borrower shall provide Lender, as requested by Lender, such other schedules, documents and/or information regarding the Collateral as Lender may require."

     (f)  Paragraph 17 is amended in its entirety to provide as follows:

            "17. Term of Agreement. This Agreement shall continue in full force
                 -----------------
            and effect until the expiration of the Term; provided, however,
                                                         --------  -------
            Lender may terminate at any time upon sixty (60) days notice. The Termination Date shall be automatically extended for successive periods of two (2) years each unless Borrower shall have provided Lender with a written notice of termination, at least sixty (60) days prior to the expiration of the Termination Date or any renewal of the Termination Date. Upon any extension of the Termination Date or any renewal of the Termination Date Borrower shall pay Lender an extension fee in the amount equal to the

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               product of (x) the Maximum Revolving Amount times (y) one percent
               (1.0%). Notwithstanding the foregoing, Lender shall release its security interests after fifteen (15) business days notice upon payment to it of all Obligations if Borrower shall have (i) provided Lender with an executed release of any and all claims which Borrower may have or thereinafter shall have under this Agreement and (ii) paid to Lender an early payment fee in an amount equal to the product of (x) fifty percent (50%) of the average monthly interest (including any minimum loan fees payable hereunder) payable by Borrower to Lender for the 12 months prior to this amendment multiplied by (y) the difference between (i) the number of full months from the Closing Date until the Termination Date and (ii) the number of full months which have elapsed from the Closing Date until the date of payment of the fee hereunder; such fee being intended to compensate Lender for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall also be due and payable by Borrower to Lender upon termination of this Agreement by Lender after the occurrence of an Event of Default. Notwithstanding the foregoing in the event an early payment occurs on or after May 11, 2000, the amount of the early payment fee shall not exceed the lesser of (i) $25,000 or (ii) the amount determined above."

        (g) Paragraph 18(r) is amended in its entirety to provide as follows:

               "(r) (i) Arthur Regan, Murray Goldberg and Walt Anderson shall cease to constitute a majority of Borrower's board of directors and (ii) Senior Management shall cease to be involved in the management of Borrower; or"


     3. Conditions of Effectiveness. This Amendment shall become effective upon
        ---------------------------
satisfaction of each of the following conditions precedent: (i) Lender shall have received this Amendment in form and substance satisfactory to Lender executed on behalf of Borrower and consented and agreed to by each of USWC and Carriers Group, Inc. as Guarantors, (ii) Lender shall have received a copy of resolutions of the board of directors of Borrower certified by the Secretary of Borrower, in form and substance satisfactory to Lender, authorizing the execution, delivery and performance of this Amendment; and (iii) and such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender.

     4. Representations and Warranties. Borrower hereby represents and warrants
        ------------------------------
as follows:

        (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

        (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

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        (c)  No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

        (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

     5.   Effect on the Loan Agreement.
          ----------------------------

          (a)  Upon the effectiveness of Section 2 hereof, each reference in the
                                         ---------
     Loan Agreement to this Agreement,hereunder, hereof,herein or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6.   Governing Law. This Amendment shall be binding upon and inure to the
          -------------
benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     7.   Headings. Section headings in this Amendment are included herein
          --------
for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8.   Counterparts. This Amendment may be executed by the parties hereto in
          ------------
one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                         US WATS, INC.


                         By:    Michael McAnulty
                            -----------------------------------
                            Name:  Michael McAnulty
                            Title: Chief Financial Officer

                         CENTURY BUSINESS CREDIT CORPORATION]


                         By:   Joseph J. Zakrzewski
                            -----------------------------------
                            Name:  Joseph J. Zakrzewski
                            Title: Vice President

CONSENTED AND AGREED TO:

USW CORP.


By:  Michael McAnulty
    ----------------------------------
    Name:  Michael McAnulty
    Title: Chief Financial Officer

CARRIERS GROUP, INC.


By:  Michael McAnulty
    ----------------------------------
    Name:  Michael McAnulty
    Title: Chief Financial Officer

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